UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

Veoneer, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)
+46 8 527 762 00
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note

On April 1, 2022, SSW HoldCo LP, a Delaware limited partnership (“SSW”) completed the acquisition of Veoneer, Inc., a Delaware corporation (“Veoneer” or the “Company”) pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of October 4, 2021 (the “Merger Agreement”), by and among the Company, QUALCOMM Incorporated, a Delaware corporation (“Qualcomm”), SSW and SSW Merger Sub Corp, a Delaware corporation and a wholly owned subsidiary of SSW (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Veoneer, with Veoneer surviving the Merger and becoming a wholly owned subsidiary of SSW (the “Merger”). It is anticipated that shortly following the Merger, Qualcomm will acquire from SSW, Veoneer’s Arriver business through a series of transactions including a merger of Veoneer with and into a subsidiary of Qualcomm.

At the effective time of the Merger (the “Effective Time”), except as otherwise provided in the Merger Agreement, each share of common stock, par value $1.00 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the closing (other than shares held by the Company, SSW, Merger Sub, any of their respective wholly owned subsidiaries and the dissenting shares) was converted into the right to receive $37.00 per share in cash, without interest and subject to any tax withholding required by applicable law (the “Merger Consideration”).

Veoneer’s non-employee directors, executive officers and employees hold various types of compensatory awards with respect to the Common Stock, which include restricted stock units (RSUs), performance-based restricted stock units (PSUs) and stock option awards. The Merger Agreement provides for the treatment with respect to such awards. For additional information regarding the Merger Agreement’s treatment of outstanding Company RSUs, PSUs and stock option awards, please see Veoneer’s definitive proxy statement on Schedule 14A filed with the SEC on November 15, 2021 which is incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

In connection with the consummation of the Merger, Veoneer and U.S. Bank Trust Company, National Association (the “Convertible Notes Trustee”), entered into a First Supplemental Indenture (the “Supplemental Indenture”), dated as of April 1, 2022, which supplements the Indenture, dated as of May 28, 2019 (the “Original Indenture” and, as supplemented by the Supplemental Indenture, the “Indenture”), by and between Veoneer and the Convertible Notes Trustee, governing Veoneer’s 4.00% Convertible Senior Notes due 2024 (the “Convertible Notes”), of which approximately $207 million aggregate principal amount was outstanding on March 31, 2022.

The Supplemental Indenture provides that, from and after the effective date of the Merger the right to convert each $1,000 principal amount of the Convertible Notes will be changed to a right to convert such principal amount of Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock immediately prior to the Merger would have owned or been entitled to receive (the “Settlement Amount”), which will be, without giving effect to any applicable adjustment in connection with any make-whole fundamental change, cash equal to approximately $1,658.26 per $1,000 principal amount of Convertible Notes based on a conversion rate of 44.8179 and reflecting the right to receive $37.00 in cash for each share of Common Stock.

The foregoing descriptions of the Indenture and the Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Original Indenture and the Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, hereto and incorporated into this Item 1.01 by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under the Introductory Note of this Current Report on Form 8-K and contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.04.

The consummation of the Merger constituted a Fundamental Change and a Make-Whole Fundamental Change under the Indenture. Pursuant to the Indenture, each holder of Convertible Notes has the right, at such holder’s option, to require Veoneer to repurchase for cash all of such holder’s Convertible Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn that is equal to $1,000 or an integral multiple of $1,000, on May 5, 2022 (the “Fundamental Change Repurchase Date”). Veoneer will repurchase such Convertible Notes properly surrendered and not validly withdrawn prior to the 5:00 P.M. New York City time on the business day immediately preceding the Fundamental Change Repurchase Date at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date.

In addition, pursuant to the terms and conditions of the Indenture, the Convertible Notes are currently convertible at the option of the holders thereof. Pursuant to the terms of the Indenture, if any holder elects to convert its Convertible Notes at any time from April 1, 2022 to, and including, May 4, 2022 (such period, the “Make-Whole Fundamental Change Period”), the conversion rate for such Convertible Notes will be increased to 45.9400 per $1,000 principal amount of Convertible Notes properly converted during the Make-Whole Fundamental Change Period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
Indenture (including form of Note) with respect to Veoneer’s 4.00% Convertible Senior Notes due 2024, between Veoneer and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Veoneer’s Current Report on Form 8-K filed with the SEC on May 28, 2019 (File No. 001-38471)).

4.2	Supplemental Indenture, dated as of April 1, 2022, between Veoneer and U.S. Bank Trust Company, National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VEONEER, INC.

By:	/s/ Ray Pekar
Name:	Ray Pekar
Title:	Chief Financial Officer

Date: April 1, 2022